Exhibit 10.21

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of            , 2012 (and effective as set forth in Section 4.15 of this Agreement), among PBF Energy Inc., a Delaware corporation (the “Corporation”), PBF Energy Company LLC, a Delaware limited liability company (“PBF LLC”), and the Persons from time to time party hereto (the “PBF LLC Unitholders”).

WHEREAS, the parties hereto desire to provide for the exchange of certain Units for shares of Class A Common Stock (as defined herein), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.1 Definitions.

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the PBF LLC Agreement (as defined herein), and the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Class A Common Stock” means the Class A common stock, par value $0.001 per share, of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disregarded Transfer” means any one of the following, which has been or is occurring, or is otherwise satisfied, as of the date of a particular Exchange:

(i) an Exchange that is part of one or more Exchanges by a PBF LLC Unitholder and any related persons (within the meaning of Section 267(b) or 707(b)(1) of the Code) during any 30 calendar day period of equity interests in PBF LLC representing in the aggregate more than 2% of the total capital or profits of PBF LLC;

(ii) an Exchange that is in connection with a transfer by one or more PBF LLC Unitholders of equity interests in PBF LLC representing in the aggregate more than 50% of the total capital and profits of PBF LLC; or

(iii) the Exchange is permitted by the Corporation or PBF LLC, in the sole discretion of the Board or PBF LLC, as the case may be, in connection with other circumstances not described in clauses (i) or (ii) above, if the Corporation or PBF LLC determines, after consultation with its outside legal counsel and tax advisor, that PBF LLC would not be treated as a “publicly traded partnership” under Section 7704 of the Code (or any successor or similar provision) as a result of such Exchange.

“Election of Exchange” has the meaning set forth in Section 2.1(b) of this Agreement.

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Date” has the meaning set forth in Section 2.1(b) of this Agreement.

“Exchange Rate” means the number of shares of Class A Common Stock for which a PBF LLC Unit is entitled to be Exchanged. On the date of this Agreement, the Exchange Rate shall be 1 for 1, subject to adjustment pursuant to Section 2.2 of this Agreement.

“IPO” means the closing of the initial public offering and sale by the Corporation of shares of its Class A Common Stock.

“PBF LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of PBF LLC, dated on or about the date hereof, as such agreement may be amended from time to time.

“PBF LLC Unit” means (i) each of the Units (limited, in the case of the holders of Series B Units, to the Reclassified Units deemed owned on account of the ownership of Series B Units) now or hereafter held by any PBF LLC Unitholder and (ii) any other interest in PBF LLC that may be issued by PBF LLC in the future that is designated by the Corporation as a “PBF LLC Unit.”

“Permitted Transferee” has the meaning given to such term in Section 4.1 of this Agreement.

“Person” means any individual, partnership, corporation, limited liability company, trust or other entity, including any governmental entity.

“Requisite Holders” means each PBF LLC Unitholder who, together with its Affiliates and Permitted Transferees, beneficially owns at least 1% of the then outstanding Series A Units (excluding any Series A Units held by the Corporation or any of its subsidiaries).

“Unvested Units” means, as of any date of determination, any PBF LLC Unit which is unvested.

ARTICLE II

SECTION 2.1 Exchange of PBF LLC Units for Class A Common Stock.

(a) Each PBF LLC Unitholder shall be entitled at any time and from time to time, upon the terms and subject to the conditions hereof and the PBF LLC Agreement, to surrender PBF LLC Units (other than Unvested Units) to PBF LLC in exchange for the delivery to the exchanging PBF LLC Unitholder of a number of shares of Class A Common Stock that is equal to the product of the number of PBF LLC Units surrendered multiplied by the Exchange

Rate (such exchange, an “Exchange”); provided that, without the consent of PBF LLC, (i) a PBF LLC Unitholder shall not be entitled to Exchange PBF LLC Units more frequently than once per calendar quarter unless such Exchange (x) is a Disregarded Transfer, (y) represents all of the PBF LLC Units (other than Unvested Units) held by such PBF LLC Unitholder or (z) is in connection with the termination of employment or engagement by such PBF LLC Unitholder with the Corporation or any of its Affiliates, and (ii) each Exchange shall be for a minimum of the lesser of 1,000 PBF LLC Units or all of the PBF LLC Units (other than Unvested Units) held by such PBF LLC Unitholder.

(b) A PBF LLC Unitholder shall exercise its right to Exchange PBF LLC Units as set forth in Section 2.1(a) above by delivering to the Corporation and to PBF LLC a written election of exchange in respect of the PBF LLC Units to be Exchanged substantially in the form of Exhibit A hereto (an “Election of Exchange”), duly executed by such holder or such holder’s duly authorized representative, in each case delivered during normal business hours at the principal executive offices of the Corporation and of PBF LLC. An Election of Exchange may specify that the Exchange is to be contingent (including as to timing) upon the occurrence of any transaction or event, including the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of Class A Common Stock or any merger, consolidation or other business combination. Subject to Section 2.4(b) of this Agreement, an Exchange shall be deemed to have been effected on (i) the Business Day immediately following receipt of the applicable Election of Exchange or (ii) such later date specified in or pursuant to the applicable Election of Exchange (such date specified in clause (i) or (ii), as applicable, the “Exchange Date”), and as promptly as practicable following the applicable Exchange Date, PBF LLC shall deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Common Stock or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of the Corporation, the number of shares of Class A Common Stock deliverable upon such Exchange, registered in the name of the relevant exchanging PBF LLC Unitholder (or its designee). To the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, PBF LLC will, subject to Section 2.1(c) below, upon the written instruction of an exchanging PBF LLC Unitholder, use its commercially reasonable efforts to deliver the shares of Class A Common Stock deliverable to such exchanging PBF LLC Unitholder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging PBF LLC Unitholder. Notwithstanding anything herein to the contrary, any exchanging PBF LLC Unitholder may withdraw or amend an Election of Exchange, in whole or in part, prior to the effectiveness of the Exchange, at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Exchange Date (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Corporation and to PBF LLC, specifying (1) the number of PBF LLC Units being withdrawn, (2) the number of PBF LLC Units, if any, as to which the Election of Exchange remains in effect and (3) if the PBF LLC Unitholder so determines, a new Exchange Date or any other new or revised information permitted in an Election of Exchange. On the Exchange Date, all rights of the exchanging PBF LLC Unitholder as a holder of such PBF LLC Units shall cease and such PBF LLC Units shall automatically be extinguished, and such exchanging PBF LLC Unitholder shall be treated for all purposes as having become the record holder of such shares of Class A Common Stock on such date. The Corporation shall take such actions as may be required to ensure the performance by PBF LLC of its obligations under this Section 2.1(b) and the foregoing Section 2.1(a), including the issuance and sale of shares of Class A Common Stock to or for the account of PBF LLC in exchange for the delivery to the Corporation of a number of PBF LLC Units that is equal to the number of PBF LLC Units surrendered by an exchanging PBF LLC Unitholder.

(c) PBF LLC, the Corporation and each exchanging PBF LLC Unitholder shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the PBF LLC shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the PBF LLC Unitholder that requested the Exchange, then such PBF LLC Unitholder and/or the person in whose name such shares are to be delivered shall pay to PBF LLC the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of PBF LLC that such tax has been paid or is not payable.

(d) Each of the Corporation and PBF LLC covenants and agrees that, prior to taking or causing to be taken any action that would cause interests in PBF LLC to not meet the requirements of Treasury Regulation section 1.7704-1(h), including, without limitation, issuing any PBF LLC Units in a transaction required to be registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, it will provide at least seven (7) Business Days advance written notice describing the proposed action in reasonable detail to the PBF LLC Unitholders and provide each PBF LLC Unitholder with the opportunity to effect an Exchange of all such PBF LLC Unitholder’s PBF LLC Units in accordance with the terms of this Agreement. Provided that the notice and opportunity to Exchange contemplated by the previous sentence has been provided the PBF LLC Unitholders, then, notwithstanding anything to the contrary herein, if the Board of Directors of the Corporation or PBF LLC, as applicable, after consultation with its outside legal counsel and tax advisor, shall determine in good faith that interests in PBF LLC do not meet the requirements of Treasury Regulation section 1.7704-1(h), the Corporation or PBF LLC, as applicable, may impose such additional restrictions on Exchanges as the Corporation or PBF LLC, as applicable, may reasonably determine to be necessary or advisable so that PBF LLC is not treated as a “publicly traded partnership” under Section 7704 of the Code; provided, however, that such additional restrictions shall not prohibit any Exchange that would constitute a Disregarded Transfer. Notwithstanding anything to the contrary herein, other than with respect to a Disregarded Transfer, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Corporation or of PBF LLC, such an Exchange would pose a material risk that PBF LLC would be a “publicly traded partnership” under Section 7704 of the Code.

(e) For the avoidance of doubt, and notwithstanding anything to the contrary herein, a PBF LLC Unitholder shall not be entitled to Exchange PBF LLC Units to the extent the Corporation or PBF LLC reasonably determines in good faith that such Exchange (i) would be prohibited by applicable law or regulation or (ii) would not be permitted under any other agreement with the Corporation or its subsidiaries to which such PBF LLC Unitholder is then subject (including, without limitation, the PBF LLC Agreement) or any written policies of the

Corporation or PBF LLC relating to insider trading then applicable to such PBF LLC Unitholder. For the avoidance of doubt, no Exchange shall be deemed to be prohibited by any law or regulation pertaining to the registration of securities if such securities have been so registered or if any exemption from such registration requirements is reasonably available.

SECTION 2.2 Adjustment. The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Series A Units or Series C Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock; or (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Series A Units or Series C Units. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging PBF LLC Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging PBF LLC Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to the Series A Units and Series C Units (including the PBF LLC Units) held by the PBF LLC Unitholders and their Permitted Transferees as of the date hereof, as well as any Series A Units and Series C Units (including PBF LLC Units) hereafter acquired by a PBF LLC Unitholder and his or her or its Permitted Transferees. This Agreement shall apply to, mutatis mutandis, and all references to “PBF LLC Units” shall be deemed to include, any security, securities or other property of PBF LLC which may be issued in respect of, in exchange for or in substitution of Series A Units or Series C Units by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

SECTION 2.3 Class A Common Stock to be Issued.

(a) The Corporation covenants and agrees to deliver shares of Class A Common Stock that have been registered under the Securities Act with respect to any Exchange to the extent that a registration statement is effective and available for such shares. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the PBF LLC Unitholder requesting such Exchange, the

Corporation shall use its commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. The Corporation shall use its commercially reasonable efforts to list the Class A Common Stock required to be delivered upon Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery.

(b) The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable upon any such Exchange; provided that nothing contained herein shall be construed to preclude PBF LLC from satisfying its obligations in respect of the Exchange of PBF LLC Units by delivery of Class A Common Stock which is held in the treasury of the Corporation or PBF LLC or any of their subsidiaries or by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Corporation or any subsidiary thereof).

(c) Prior to the effective date of this Agreement, the Corporation and PBF LLC will take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of the Corporation (including derivative securities with respect thereto) and any securities which may be deemed to be equity securities or derivative securities of the Corporation for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of the Corporation who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Corporation upon the registration of any class of equity security of the Corporation pursuant to Section 12 of the Exchange Act (with the authorizing resolutions specifying the name of each such officer or director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such person pursuant to this Agreement).

(d) If any Takeover Law (as defined below) or other similar law or regulation becomes or is deemed to become applicable to this Agreement or any of the transactions contemplated hereby, the Corporation or PBF LLC shall use its commercially reasonable efforts to render such law or regulation inapplicable to all of the foregoing.

(e) Each of the Corporation and PBF LLC covenants that all Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable, will pass to the applicable exchanging PBF LLC Unitholder free and clear of any liens, security interests and other encumbrances other than any such liens, security interests or other encumbrances imposed by such exchanging PBF LLC Unitholder and will not be subject to any preemptive right of stockholders of the Corporation or to any right of first refusal or other right in favor of any person or entity.

(f) No Exchange shall impair the right of the exchanging PBF LLC Unitholder to receive any distributions payable on the PBF LLC Units so exchanged in respect of a record date that occurs prior to the Exchange Date for such Exchange. For the avoidance of doubt, no exchanging PBF LLC Unitholder shall be entitled to receive, in respect of a single record date, distributions or dividends both on PBF LLC Units exchanged by such holder and on Class A Common Stock received by such holder in such Exchange.

SECTION 2.4 Withholding; Certification of Non-Foreign Status.

(a) If the Corporation or PBF LLC shall be required to withhold any amounts by reason of any Federal, State, local or foreign tax rules or regulations in respect of any Exchange, the Corporation or PBF LLC, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including, without limitation, at its option withholding shares of Class A Common Stock with a fair market value equal to the minimum amount of any taxes which the Corporation or PBF LLC, as the case may be, may be required to withhold with respect to such Exchange. To the extent that amounts (or property) are so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the appropriate PBF LLC Unitholder.

(b) Notwithstanding anything to the contrary herein, each of PBF LLC and the Corporation may, at its own discretion, require as a condition to the effectiveness of an Exchange that an exchanging PBF LLC Unitholder deliver to PBF LLC or the Corporation, as the case may be, a certification of non-foreign status in accordance with Treasury Regulation Section 1.1445-2(b). In the event PBF LLC or the Corporation has required delivery of such certification but an exchanging PBF LLC Unitholder is unable to do so, PBF LLC shall nevertheless deliver or cause to be delivered to the exchanging PBF LLC Unitholder the Class A Common Stock in accordance with Section 2.1 of this Agreement, but subject to withholding as provided in Section 2.4(a).

ARTICLE III

SECTION 3.1 Representations and Warranties of the Corporation and of PBF LLC. Each of the Corporation and PBF LLC represents and warrants that (i) it is a corporation or limited liability company duly incorporated or formed and is existing in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate or limited liability company power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and, in the case of the Corporation, to issue the Class A Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby (including without limitation, in the case of the Corporation, the issuance of the Class A Common Stock) have been duly authorized by all necessary corporate or limited liability company action on its part, including but not limited to all actions necessary to ensure that the acquisition of shares of Class A Common Stock pursuant to the transactions contemplated hereby, to the fullest extent of the Corporation’s Board of Directors’ or PBF LLC’s power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of “anti-takeover laws and regulations” of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby (collectively, “Takeover Laws”), (iv) this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not (A) result in a violation of its Certificate of Incorporation or Bylaws or other organizational documents or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which it is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the it or by which any property or asset of it is bound or affected, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not reasonably be expected to have a material adverse effect on it or its business, financial condition or results of operations.

SECTION 3.2 Representations and Warranties of the PBF LLC Unitholders. Each PBF LLC Unitholder, severally and not jointly, represents and warrants that (i) if it is not a natural person, that it is duly incorporated or formed and, the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such PBF LLC Unitholder, (iv) this Agreement constitutes a legal, valid and binding obligation of such PBF LLC Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by such PBF LLC Unitholder and the consummation by such PBF LLC Unitholder of the transactions contemplated hereby will not (A) if it is not a natural person, result in a violation of the Certificate of Incorporation or Bylaws or other organizational documents of such PBF LLC Unitholder or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such PBF LLC Unitholder is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such PBF LLC Unitholder, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such PBF LLC Unitholder of this Agreement.

ARTICLE IV

SECTION 4.1 Additional PBF LLC Unitholders. To the extent a PBF LLC Unitholder validly transfers any or all of such holder’s PBF LLC Units to another person in a transaction in accordance with, and not in contravention of, the PBF LLC Agreement, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a PBF LLC Unitholder hereunder; provided, however, that such Permitted Transferee shall be subject to any restrictions on Exchange that would have applied to the transferor. To the extent PBF LLC issues PBF LLC Units in the future (including, without limitation, PBF LLC

Units issuable upon exercise of outstanding options and warrants to purchase Series A Units of PBF LLC), then the holder of such PBF LLC Units shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become a PBF LLC Unitholder hereunder.

SECTION 4.2 Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 4.2):

(a) If to the Corporation or to PBF LLC, to:

One Sylvan Way, 2nd floor

Parsippany, NJ 07054-3887

Attention: General Counsel

Fax: (973) 455-7562

(b) If to any PBF LLC Unitholder, to the address and other contact information set forth in the records of PBF LLC from time to time.

SECTION 4.3 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 4.4 Binding Effect; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of all of the parties and their successors, executors, administrators, heirs, legal representatives and permitted assigns, including, without limitation and without the need for an express assignment, any Permitted Transferee, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of PBF LLC Units in violation of the terms of the PBF LLC Agreement or applicable law. This Agreement shall not be assignable by the Corporation or PBF LLC without the prior written consent of the Requisite Holders other than in connection with a Liquidation Event, and then only as provided in the immediately succeeding sentence. In the event the Corporation or PBF LLC or any of its successors or assigns (i) consolidates with or merges into any other person or entity and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in either case, as a condition to such consolidation, merger or transfer, proper provisions shall be made such that the successors and assigns of the Corporation or PBF LLC, as the case may be, will assume its obligations set forth in this Agreement, and this Agreement shall be enforceable against such successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon anyone other than the parties and their respective successors and permitted assigns any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 4.5 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 4.6 Integration. This Agreement, together with the PBF LLC Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 4.7 Amendment. The provisions of this Agreement may be amended, supplemented, waived or modified only by the affirmative vote or written consent of each of the Corporation, PBF LLC and the Requisite Holders; provided, however, that no such amendment, supplement, waiver or modification shall (i) materially alter or change any rights or obligations of any PBF LLC Unitholders in a manner that is different or prejudicial relative to any other PBF LLC Unitholders, without the prior written consent of at least two-thirds (2/3) in interest of the PBF LLC Unitholders (based on the number of PBF LLC Units held by such holders) affected in such a different or prejudicial manner, or (ii) alter, supplement or amend the Exchange Rate as adjusted from time to time pursuant to Section 2.2 hereof (or the adjustments provided therein) without the prior written consent of each affected PBF LLC Unitholder.

SECTION 4.8 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 4.9 Arbitration; Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration. The arbitration shall take place in Wilmington, Delaware and be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) then in effect (except as they may be modified by mutual agreement of the Corporation, PBF LLC and the Requisite Holders). The arbitration shall be conducted by three neutral, impartial and independent arbitrators, who shall be appointed by the AAA, at least one of whom shall be a retired judge or a senior partner at one of the nationally recognized Delaware-based law firms. The arbitration award shall be final and binding on the parties. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. The costs of the arbitration shall be borne by the Corporation. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the parties hereto may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each party hereto (i) expressly consents to the application of paragraph (c) of this Section 4.9 to any such action or proceeding and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

(c) EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR ANY DELAWARE STATE COURT, IN EACH CASE, SITTING IN THE CITY OF WILMINGTON, DELAWARE FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 4.9, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(d) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 4.9 and such parties agree not to plead or claim the same, and agree that service of process upon such party in any such action, suit, demand or proceeding shall be effective if notice is given in accordance with Section 4.2.

SECTION 4.10 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 4.10.

SECTION 4.11 Tax Treatment. This Agreement shall be treated as part of the partnership agreement of PBF LLC as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder.

SECTION 4.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

SECTION 4.13 Independent Nature of PBF LLC Unitholders’ Rights and Obligations. The obligations of each PBF LLC Unitholder hereunder are several and not joint with the obligations of any other PBF LLC Unitholder, and no PBF LLC Unitholder shall be responsible in any way for the performance of the obligations of any other PBF LLC Unitholder hereunder. The decision of each PBF LLC Unitholder to enter into to this Agreement has been made by such PBF LLC Unitholder independently of any other PBF LLC Unitholder. Nothing contained herein, and no action taken by any PBF LLC Unitholder pursuant hereto, shall be deemed to constitute an action of the PBF LLC Unitholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the PBF LLC Unitholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Corporation acknowledges that the PBF LLC Unitholders are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

SECTION 4.14 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

SECTION 4.15 Effective Date. This Agreement shall become effective upon the IPO and shall be of no force and effect prior to the IPO.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

PBF ENERGY INC.

By:
Name:
Title:

PBF ENERGY COMPANY LLC

By:
Name:
Title:

[SIGNATURE BLOCKS FOR OTHER UNIT HOLDERS TO COME]

[Signature Page to Exchange Agreement]

EXHIBIT A

[FORM OF]

ELECTION OF EXCHANGE

PBF Energy Inc.

One Sylvan Way, 2nd floor

Parsippany, NJ 07054-3887

Attention: General Counsel

PBF Energy Company LLC

One Sylvan Way, 2nd floor

Parsippany, NJ 07054-3887

Attention: General Counsel

Reference is hereby made to the Exchange Agreement, dated as of [            ], 2012 (as amended, the “Exchange Agreement”), among PBF Energy Inc., a Delaware corporation, PBF Energy Company LLC, a Delaware limited liability company, and the Persons from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned PBF LLC Unitholder hereby transfers to the Corporation, for the account of PBF LLC, the number of PBF LLC Units set forth below in Exchange for shares of Class A Common Stock to be issued in its name as set forth below, as set forth in the Exchange Agreement. [The foregoing transfers shall be effective as of                     / conditioned upon the following:                     .]1

Legal Name of PBF LLC Unitholder:

Address:

Number of PBF LLC Units to be Exchanged:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against

[1]	Insert Description of Effective Date and/or contingency.

Exhibit A-1

it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the PBF LLC Units subject to this Election of Exchange are being transferred free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the PBF LLC Units subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such PBF LLC Units.

The undersigned hereby irrevocably constitutes and appoints any officer of the Corporation or PBF LLC as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Corporation, for the account of PBF LLC, the PBF LLC Units subject to this Election of Exchange and to deliver to the undersigned the shares of Class A Common Stock to be delivered in Exchange therefor.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

Exhibit A-2

EXHIBIT B

[FORM OF]

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [            ], 2012 (as amended, the “Exchange Agreement”), among PBF Energy Inc., a Delaware corporation (the “Corporation”), PBF Energy Company LLC, a Delaware limited liability company (“PBF LLC”), and the Persons from time to time party thereto. Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Exchange Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Exchange Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Exchange Agreement having acquired PBF LLC Units in PBF LLC. By signing and returning this Joinder Agreement to the Corporation and to PBF LLC, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a PBF LLC Unitholder contained in the Exchange Agreement, with all attendant rights, duties and obligations of a PBF LLC Unitholder thereunder and (ii) makes each of the representations and warranties of a PBF LLC Unitholder set forth in Section 3.2 of the Exchange Agreement as fully as if such representations and warranties were set forth herein. The parties to the Exchange Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder Agreement by the Corporation and by PBF LLC, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Exchange Agreement.

Name:

Address for Notices	With copies to:

Attention:

Exhibit B-1